Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Timothy A. Bonang, Vice President, Investor Relations
Elisabeth A. Heiss, Manager, Investor Relations
(617) 796-8245
www.fivestarseniorliving.com

Five Star Quality Care, Inc. Reports Second Quarter 2012 Results

Newton, MA (August 1, 2012).  Five Star Quality Care, Inc. (NYSE: FVE) today announced its financial results for the quarter and six months ended June 30, 2012.

Second Quarter 2012 Financial Highlights:

•                  Total revenues for the second quarter of 2012 increased 11.9% to $349.1 million from $311.9 million for the same period in the previous year.

•                  Income from continuing operations for the second quarter of 2012 was $4.9 million compared to $6.0 million for the same period in the previous year.

•                  Income per share from continuing operations for the second quarter of 2012 was $0.10 per basic and diluted share, compared to $0.16 per basic and diluted share, for the same period in the previous year.  Income from continuing operations for the second quarter of 2012 included a gain on settlement of our litigation with Sunrise Senior Living, Inc., or Sunrise, of $1.9 million (net of taxes), or $0.04 per basic and diluted share.  Income from continuing operations for the second quarter of 2011 included acquisition costs of $1.2 million, or $0.03 per basic and diluted share.

•                  Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the second quarter of 2012 was $16.8 million compared to $11.6 million for the same period in the previous year.  EBITDA for the second quarter of 2012 included a gain on settlement of our litigation with Sunrise that increased EBITDA by $3.4 million, and EBITDA for the second quarter of 2011 included acquisition costs that decreased EBITDA by $1.2 million.  EBITDA excluding these and certain other items was $13.4 million and $12.7 million in the second quarters of 2012 and 2011, respectively. A reconciliation of income from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and EBITDA excluding certain items for the quarters ended June 30, 2012 and 2011 appears later in this press release.

•                  As of June 30, 2012, we had $23.6 million of cash and cash equivalents, $37.5 million outstanding under our $150.0 million revolving credit facility (secured, principally by real estate), no amounts outstanding under our $35.0 million revolving credit facility (secured, principally by accounts receivable), $46.9 million of mortgage notes outstanding (including $8.7 million in current liabilities) and $24.9 million of convertible senior notes outstanding.  At the end of the second quarter, we also had $337.8 million of net property and equipment, including 31 owned senior living communities with 2,954 living units.

Second Quarter 2012 Operating Highlights:

•                  Senior living occupancy at our owned and leased senior living communities for the second quarter of 2012 was 85.6% compared to 85.2% for the same period in the previous year.

•                  Senior living average daily rate, or ADR, at our owned and leased senior living communities for the second quarter of 2012 decreased by 2.0% to $147.89 from $150.93 for the same period in the previous year.  This decrease resulted from lower rates at certain acquired communities.

•                  The percentage of senior living revenues derived from residents’ private resources for the second quarter of 2012 at our owned and leased senior living communities increased to 74.2% from 72.0% for the same period in the previous year.

•                  For those owned and leased senior living communities that we operated continuously since April 1, 2011, or comparable communities, occupancy was unchanged at 85.2% for the second quarters of 2012 and 2011.

•                  The ADR at comparable communities for the second quarter of 2012 increased by 0.3% to $152.05 from $151.55 for the same period in the previous year.

Year to Date Financial Highlights:

•                  Total revenues for the six months ended June 30, 2012 increased 12.2% to $695.2 million from $619.5 million for the same period in the previous year.

•                  Income from continuing operations for the six months ended June 30, 2012 was $5.7 million compared to $11.9 million for the same period in the previous year.

•                  Income per share from continuing operations for the six months ended June 30, 2012 was $0.12 per basic and diluted share, compared to $0.33 and $0.32 per share, basic and diluted, respectively, for the same period in the previous year.  Income from continuing operations for the six months ended June 30, 2012 included a gain on settlement of our litigation with Sunrise which was $1.9 million, or $0.04 per basic and diluted share, after taking into account income taxes.  Income from continuing operations for the six months ended June 30, 2011 included acquisition costs of $1.3 million, or $0.04 per basic and diluted share.

•                  EBITDA for the six months ended June 30, 2012 was $25.7 million compared to $22.4 million for the same period in the previous year. EBITDA for the six months ended June 30, 2012 included a gain on settlement of our litigation with Sunrise that increased EBITDA by $3.4 million and EBITDA for the six months ended June 30, 2011 included acquisition costs that decreased EBITDA by $1.3 million.  EBITDA excluding these and certain other items was $22.3 million and $23.5 million in the six months ended June 30, 2012 and 2011, respectively. A reconciliation of income from continuing operations determined in accordance with GAAP to EBITDA and EBITDA excluding certain items for the six months ended June 30, 2012 and 2011 appears later in this press release.

Other Highlights:

•                  Since May 2012, we have either begun to manage or agreed to manage 12 senior living communities with a combined 2,763 living units for Senior Housing Properties Trust (NYSE: SNH). All of these communities are focused on providing independent and/or assisted living services and generate a large majority of their revenues from residents’ private resources, not from Medicare or Medicaid government funded programs.  In May 2012, we began to manage a senior living community with 59 living units located in South Carolina.  In June 2012, we began to manage a senior living community with 232 living units which is also located in South Carolina for another owner pending SNH’s acquisition (SNH completed the acquisition in July 2012).  In May 2012, we also reached agreement with SNH and Sunrise whereby Sunrise will terminate its leases for 10 senior living communities owned by SNH and we will begin to manage the 10 communities for SNH’s account.  These 10 communities include 2,472 living units and are located in six states.  We currently expect to begin managing these 10 communities before year end 2012 after all appropriate regulatory approvals are obtained.

2

•                  In July 2012, we entered into an agreement to sell our pharmacy business to Omnicare, Inc., or Omnicare, for currently expected effective net cash receipts of $39.9 million, before third party transaction costs.  Our pharmacy business includes eight licensed pharmacies operating in 13 states that provide institutional pharmacy services to 247 senior living communities with approximately 12,300 living units.  We currently anticipate the sale of this business will result in a capital gain of approximately $23.5 million.  Completion of this sale is subject to various customary closing conditions, including licensing approvals.  We anticipate this sale will be completed during the second half of 2012.

•                  In May 2012, we agreed to settle our long running litigation with Sunrise, which involved amounts charged by Sunrise to us for certain insurance programs for senior living communities managed by Sunrise for us in the past.  Pursuant to the settlement agreement, Sunrise paid us $4.0 million in cash and we recorded a pre-tax gain of $3.4 million, net of legal fees, during the second quarter of 2012.

•                  In April 2012, we entered into a new $150.0 million secured revolving credit facility with a group of nine banks.  The new facility is in addition to our existing $35.0 million secured revolving credit facility, which has a maturity date of March 18, 2013.  The maturity date of the new facility is April 13, 2015 and includes options which can be exercised by us to extend the facility through April 13, 2017, subject to conditions.  Drawings under the new facility are at LIBOR plus a spread of 250 basis points.  The new facility is secured by 15 senior living communities with 1,549 living units owned by us that have a total appraised value of approximately $230.0 million.  Upon closing of the new credit facility and soon thereafter, we used drawings under the facility to repay $38.0 million under and terminate the bridge loan from SNH as well as to fund the repurchase of $12.4 million of our convertible senior notes outstanding at a price modestly below par value.

Bruce Mackey, President & CEO, made the following statement regarding the second quarter results of operations and recent activities:

“Five Star’s second quarter results generated income from continuing operations of $0.06 per share, after excluding $0.04 per share of gain from the Sunrise litigation settlement, which is $0.04 per share better than income from continuing operations during the first quarter of 2012.  EBITDA also improved over the first quarter of 2012 by over 50% to $13.4 million during the second quarter, after excluding $3.4 million of gain from the Sunrise litigation settlement.  These improvements were largely driven by improved community expense margin management and a sequential improvement in ADR.  Although increasing occupancy continues to be a challenge for the company, we believe our consolidated senior living occupancy is equal to the industry average and our same store senior living occupancy remained essentially unchanged year over year.

Over the last few months we have continued to focus on the private pay independent and assisted living industry.  Since May, we have either begun to manage or agreed to manage 12 additional communities with 2,763 living units.  Also, we recently reached agreement to sell our pharmacy business for expected effective net cash receipts of $39.9 million, which is over twice as much as we have invested in the business.

From a capitalization perspective, the company’s total debt as a percent of total book capital is only 27.6%.  As of June 30, 2012, we had $23.6 million of cash and cash equivalents, owned 12 unencumbered senior living communities with 840 living units and had $145.6 million of availability under our two revolving credit facilities.  Also, during the quarter, we repaid and terminated our bridge loan from SNH and repurchased $12.4 million of our senior convertible notes at a modest discount to par value.”

3

Conference Call:

On August 1, 2012 at 10:00 a.m. Eastern Time, we will host a conference call to discuss the second quarter financial results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (877) 209-9920.  Participants calling from outside the United States and Canada should dial (612) 332-1210. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time, August 8, 2012. To hear the replay, dial (320) 365-3844. The replay pass code is 252610.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit the Company’s website about five minutes before the call.  The archived webcast will be available for replay on the Company’s website for about one week after the call. The recording and retransmission in any way of the Company’s second quarter 2012 conference call is strictly prohibited without the prior written consent of the Company.  The Company’s website is not incorporated as part of this press release.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of June 30, 2012, we operated 247 senior living communities with 27,497 living units located in 30 states, including 31 communities (2,954 living units) that we own and operate, 191 communities (20,805 living units) that we lease and operate, and 25 communities (3,738 living units) that we manage.  These communities include independent living, assisted living and skilled nursing communities.  We also operate two leased rehabilitation hospitals.  We are headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR CURRENT INTENT, BELIEFS OR EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR CREDIT FACILITIES IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.

•                  ACTUAL ANNUAL COSTS UNDER OUR CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM ON DRAWINGS BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE FACILITIES.

•                  THE AMOUNT OF AVAILABLE BORROWINGS UNDER OUR CREDIT FACILITIES IS SUBJECT TO OUR HAVING QUALIFIED COLLATERAL, WHICH IS PRIMARILY BASED ON THE VALUE OF THE PROPERTIES SECURING THE $150.0 MILLION CREDIT FACILITY AND THE VALUE OF OUR ACCOUNTS RECEIVABLES AND INVENTORY SECURING THE $35.0 MILLION CREDIT FACILITY.  ACCORDINGLY, THE AVAILABILITY OF BORROWINGS UNDER THESE CREDIT FACILITIES AT ANY TIME MAY BE LESS THAN $150.0 MILLION AND $35.0 MILLION, RESPECTIVELY.

4

•                  THIS PRESS RELEASE STATES THAT WE EXPECT TO BEGIN MANAGING THE 10 COMMUNITIES OWNED BY SNH AND CURRENTLY MANAGED BY SUNRISE BEFORE YEAR END 2012 AND AFTER ALL APPROPRIATE REGULATORY APPROVALS ARE OBTAINED.  THE TRANSFER OF OPERATING CONTROL OF EACH OF THE 10 COMMUNITIES IS SUBJECT TO REGULATORY APPROVALS IN THE STATE WHERE EACH COMMUNITY IS LOCATED AS WELL AS CERTAIN APPROVALS FROM THIRD PARTY PAYORS AT CERTAIN COMMUNITIES.  WE CANNOT CONTROL THE RESULTS OR TIMING OF THESE APPROVAL PROCESSES.  ACCORDINGLY, SOME OF THESE APPROVALS MAY BE DELAYED OR NOT OCCUR AND OUR BEGINNING TO MANAGE THESE COMMUNITIES MAY BE DELAYED OR MAY NOT OCCUR.

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED AN AGREEMENT TO SELL OUR PHARMACY BUSINESS TO OMNICARE FOR CURRENTLY EXPECTED EFFECTIVE NET CASH RECEIPTS OF $39.9 MILLION, BEFORE THIRD PARTY TRANSACTION COSTS, AND WE EXPECT THIS SALE TO CLOSE DURING THE SECOND HALF OF 2012.  THE AGREEMENT FOR, AND TIMING OF, THIS SALE IS SUBJECT TO VARIOUS CLOSING CONDITIONS, INCLUDING OMNICARE’S OBTAINING LICENSING TO OPERATE THE PHARMACY BUSINESS.  SOME OF THESE CONDITIONS MAY NOT BE MET, THE SALE MAY NOT OCCUR OR THE SALE MAY BE DELAYED.  ALSO, AS A RESULT OF ANY FAILURE OF CERTAIN CONDITIONS, THE FINAL SALE PRICE MAY BE REDUCED.  FOR EXAMPLE, THE FINAL SALE PRICE MAY BE REDUCED BY AS MUCH AS $2.45 MILLION IF CERTAIN THIRD PARTY CONSENTS ARE NOT OBTAINED; ANY REDUCTION OF THE SALE PRICE WOULD REDUCE THE AMOUNT OF OUR EXPECTED CASH PROCEEDS AND GAIN ON THIS SALE.

•                  THIS PRESS RELEASE STATES THAT WE HAD $23.6 MILLION OF CASH AND CASH EQUIVALENTS AT JUNE 30, 2012, AND $145.6 MILLION OF AVAILABILITY UNDER OUR CREDIT FACILITIES, WHICH MAY IMPLY THAT WE HAVE ABUNDANT CASH LIQUIDITY.  HOWEVER, OUR OPERATIONS AND BUSINESS REQUIRE SIGNIFICANT AMOUNTS OF WORKING CASH AND REQUIRE US TO MAKE SIGNIFICANT CAPITAL EXPENDITURES TO MAINTAIN OUR COMPETITIVENESS.  ACCORDINGLY, WE MAY NOT HAVE SUFFICIENT CASH LIQUIDITY.

•                  RESIDENTS AND PATIENTS WHO PAY FOR OUR SERVICES WITH THEIR PRIVATE RESOURCES MAY BECOME UNABLE TO AFFORD OUR SERVICES WHICH COULD RESULT IN DECREASED OCCUPANCY AND REVENUES AT OUR SENIOR LIVING COMMUNITIES AND REHABILITATION HOSPITALS AND INCREASED RELIANCE ON GOVERNMENT AND OTHER PAYERS.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

5

Supplemental Information, page 1 of 8

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(in thousands, except share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenues:
Senior living revenue	$278,076	$265,387	$554,296	$528,041
Rehabilitation hospital revenue	26,386	26,337	53,173	51,962
Institutional pharmacy revenue	17,232	19,573	35,853	38,910
Management fee revenue	1,302	25	2,390	25
Reimbursed costs incurred on behalf of managed communities	26,098	562	49,503	562
Total revenues	349,094	311,884	695,215	619,500

Operating expenses:
Senior living wages and benefits	136,618	133,079	274,992	262,840
Other senior living operating expenses	66,242	61,473	133,204	124,453
Costs incurred on behalf of managed communities	26,098	562	49,503	562
Rehabilitation hospital expenses	23,872	23,445	47,991	47,498
Institutional pharmacy expenses	17,258	18,642	36,008	37,531
Rent expense	50,297	47,841	100,524	95,340
General and administrative	15,389	14,154	30,844	27,824
Depreciation and amortization	6,709	4,616	13,025	8,921
Total operating expenses	342,483	303,812	686,091	604,969

Operating income	6,611	8,072	9,124	14,531

Interest and other income	246	331	463	649
Interest and other expense	(1,605)	(870)	(3,031)	(1,371)
Acquisition related costs	—	(1,202)	—	(1,304)
Equity in income of Affiliates Insurance Company	76	46	121	83
Gain on settlement	3,365	—	3,365	—
Gain on early extinguishment of debt	45	—	45	1
Gain (loss) on sale of available for sale securities reclassified from other comprehensive income	—	51	(1)	127

Income from continuing operations before income taxes	8,738	6,428	10,086	12,716
Provision for income taxes	(3,807)	(441)	(4,409)	(820)
Income from continuing operations	4,931	5,987	5,677	11,896
Loss from discontinued operations	(293)	(791)	(670)	(2,567)

Net income	$4,638	$5,196	$5,007	$9,329

Weighted average shares outstanding - basic	47,914	37,179	47,906	36,602

Weighted average shares outstanding - diluted	49,953	40,046	47,906	39,481

Basic income per share from:
Continuing operations	$0.10	$0.16	$0.12	$0.33
Discontinued operations	(0.01)	(0.02)	(0.01)	(0.07)
Net income per share - basic	$0.09	$0.14	$0.11	$0.26

Diluted income per share from:
Continuing operations	$0.10	$0.16	$0.12	$0.32
Discontinued operations	(0.01)	(0.02)	(0.01)	(0.07)
Net income per share - diluted	$0.09	$0.14	$0.11	$0.25

Supplemental Information, page 2 of 8

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

(unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$23,635	$28,374
Accounts receivable, net of allowance	63,130	64,265
Investments in available for sale securities	14,993	9,114
Restricted cash	6,507	4,838
Prepaid expenses and other current assets	22,073	26,250
Assets of discontinued operations	8,401	8,675
Total current assets	138,739	141,516

Property and equipment, net	337,836	335,256
Restricted cash	6,313	4,092
Restricted investments in available for sale securities	11,299	13,115
Goodwill, equity investment and other long term assets	87,498	89,498
Total assets	$581,685	$583,477

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility, secured, principally by real estate	$37,500	$—
Revolving credit facility, secured, principally by accounts receivable	—	—
Bridge loan from Senior Housing Properties Trust	—	38,000
Other current liabilities	158,235	151,331
Total current liabilities	195,735	189,331

Mortgage notes payable	38,175	38,714
Convertible senior notes	24,872	37,282
Other long term liabilities	36,934	37,956
Shareholders’ equity	285,969	280,194
Total liabilities and shareholders’ equity	$581,685	$583,477

Supplemental Information, page 3 of 8

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$4,638	$5,196	$5,007	$9,329
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	6,709	4,614	13,025	8,921
Gain on early extinguishment of debt	(45)	(1)	(45)	(1)
Loss from discontinued operations	293	793	670	2,567
Loss (gain) on sale of available for sale securities	—	(51)	1	(127)
Equity in income of Affiliates Insurance Company	(76)	(46)	(121)	(83)
Stock-based compensation	273	271	490	464
Provision for losses on receivables	1,243	1,578	2,651	4,266
Changes in assets and liabilities:
Accounts receivable	733	(150)	(1,516)	(2,451)
Prepaid expenses and other assets	4,629	2,785	4,747	172
Accounts payable and accrued expenses	1,650	(7,388)	2,904	(789)
Accrued compensation and benefits	756	1,497	5,684	9,099
Due to related persons	2,489	(406)	(2,703)	(424)
Other current and long term liabilities	127	1,919	(46)	502
Cash provided by operating activities	23,419	10,611	30,748	31,445

Net cash provided by (used in) discontinued operations	(585)	(970)	(316)	(2,365)

Cash flows from investing activities:
Acquisition of property and equipment	(15,483)	(14,963)	(28,478)	(30,052)
Acquisition of senior living communities, net of working capital assumed	—	(40,486)	—	(53,486)
Payments from restricted cash and investment accounts, net	(754)	(934)	(3,890)	(2,419)
Purchase of available for sale securities	(4,554)	—	(4,554)	—
Proceeds from disposition of property and equipment held for sale	7,775	4,485	14,093	15,322
Proceeds from sale of available for sale securities	—	1,108	772	1,281
Cash used in investing activities	(13,016)	(50,790)	(22,057)	(69,354)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	54,350	—	54,350
Proceeds from borrowings on credit facilities	47,500	7,000	47,500	12,000
Repayments of borrowings on credit facilities	(10,000)	(12,000)	(10,000)	(12,000)
Proceeds from borrowing on the bridge loan from Senior Housing Properties Trust		41,000	—	41,000
Repayments of borrowing on the bridge loan from Senior Housing Properties Trust	(38,000)	(32,000)	(38,000)	(32,000)
Purchase and retirement of convertible senior notes	(12,038)	—	(12,038)	(604)
Repayments of mortgage notes payable	(290)	(51)	(576)	(84)
Cash (used in) provided by financing activities	(12,828)	58,299	(13,114)	62,662

Change in cash and cash equivalents during the period	(3,010)	17,150	(4,739)	22,388
Cash and cash equivalents at beginning of period	26,645	26,008	28,374	20,770
Cash and cash equivalents at end of period	$23,635	$43,158	$23,635	$43,158

Supplemental cash flow information:
Cash paid for interest	$1,749	$119	$2,751	$1,195
Cash paid for income taxes	$1,113	$139	$1,235	$1,042

Non-cash activities:
Issuance of common stock	$114	$298	$114	$298
Real estate acquisition	$—	$(19,952)	$—	$(19,952)
Assumption of mortgage notes payable	$—	$19,952	$—	$19,952

Supplemental Information, page 4 of 8

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY OPERATING DATA(1)

(dollars in thousands, except average daily rate)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Number of owned and leased communities (end of period)	222	217	222	217
Number of owned and leased living units (end of period)	23,759	23,122	23,759	23,122
Number of living units % growth	2.8%		2.8%

Occupancy	85.6%	85.2%	85.7%	85.4%
Average daily rate (ADR)	$147.89	$150.93	$147.19	$151.60
ADR % change	-2.0%		-2.9%

Percent breakdown of senior living revenues:
Medicaid	12.9%	12.6%	12.7%	12.7%
Medicare	12.9%	15.4%	13.0%	15.7%
Private and other sources	74.2%	72.0%	74.3%	71.6%
Total	100.0%	100.0%	100.0%	100.0%

Senior living revenues	$278,076	$265,387	$554,296	$528,041
Senior living revenues % growth	4.8%		5.0%

Senior living wages and benefits	$136,618	$133,079	$274,992	$262,840
Senior living wages and benefits as a % of senior living revenues	49.1%	50.1%	49.6%	49.8%
Other senior living operating expenses	$66,242	$61,473	$133,204	$124,453
Other senior living operating expenses as a % of senior living revenues	23.8%	23.2%	24.0%	23.6%
Community expenses (2) % growth	4.3%		5.4%

(1)             Excludes data for managed communities and discontinued senior living operations.

(2)             Community expenses consist of senior living wages and benefits and other senior living operating expenses as shown on our condensed consolidated statement of income.

Supplemental Information, page 5 of 8

FIVE STAR QUALITY CARE, INC.

COMPARABLE SENIOR LIVING COMMUNITY OPERATING DATA(1)

(dollars in thousands, except average daily rate)

	Three months ended		Six months ended
	June 30,(2)		June 30,(3)
	2012	2011	2012	2011

Number of owned and leased communities (end of period)	209	209	209	209
Number of owned and leased living units (end of period)	22,170	22,170	22,170	22,170

Occupancy	85.2%	85.2%	85.4%	85.4%
Average daily rate (ADR)	$152.05	$151.55	$151.34	$151.91
ADR % change	0.3%		-0.4%

Percent breakdown of senior living revenues:
Medicaid	13.5%	12.7%	13.2%	12.8%
Medicare	13.5%	15.6%	13.6%	15.8%
Private and other sources	73.0%	71.7%	73.2%	71.4%
Total	100.0%	100.0%	100.0%	100.0%

Senior living revenues	$265,480	$263,095	$529,087	$525,749
Senior living revenues % growth	0.9%		0.6%

Senior living wages and benefits	$132,498	$132,215	$266,641	$261,976
Senior living wages and benefits as a % of senior living revenues	49.9%	50.3%	50.4%	49.8%
Other senior living operating expenses	$63,030	$60,940	$126,827	$123,920
Other senior living operating expenses as a % of senior living revenues	23.7%	23.2%	24.0%	23.6%
Community expenses(4) % growth	1.2%		2.0%

(1)             Excludes data for managed communities and discontinued senior living operations.

(2)             Communities that we have operated continuously since April 1, 2011.

(3)             Communities that we have operated continuously since January 1, 2011.

(4)             Community expenses consist of senior living wages and benefits and other senior living operating expenses as shown on our condensed consolidated statement of income.

Supplemental Information, page 6 of 8

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Independent and assisted living community revenue	$223,326	$211,576	$446,437	$419,207
Skilled nursing facility revenue	54,750	53,811	107,859	108,834
Total senior living revenue	$278,076	$265,387	$554,296	$528,041

Independent and assisted living community wages and benefits	$102,467	$98,393	$206,379	$193,638
Skilled nursing facility wages and benefits	34,151	34,686	68,613	69,202
Total senior living wages and benefits	$136,618	$133,079	$274,992	$262,840

Independent and assisted living community operating expenses	$53,005	$48,650	$107,144	$98,317
Skilled nursing facility operating expenses	13,237	12,823	26,060	26,136
Total other senior living operating expenses	$66,242	$61,473	$133,204	$124,453

(1)             Excludes data for managed communities and discontinued senior living operations.

COMPARABLE SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

	Three months ended		Six months ended
	June 30,(2)		June 30,(3)
	2012	2011	2012	2011

Independent and assisted living community revenue	$210,730	$209,284	$421,228	$416,915
Skilled nursing facility revenue	54,750	53,811	107,859	108,834
Total senior living revenue	$265,480	$263,095	$529,087	$525,749

Independent and assisted living community wages and benefits	$98,347	$97,529	$198,028	$192,774
Skilled nursing facility wages and benefits	34,151	34,686	68,613	69,202
Total senior living wages and benefits	$132,498	$132,215	$266,641	$261,976

Independent and assisted living community operating expenses	$49,793	$48,117	$100,767	$97,784
Skilled nursing facility operating expenses	13,237	12,823	26,060	26,136
Total other senior living operating expenses	$63,030	$60,940	$126,827	$123,920

(1)             Excludes data for managed communities and discontinued senior living operations.

(2)             Communities that we have operated continuously since April 1, 2011.

(3)             Communities that we have operated continuously since January 1, 2011.

Supplemental Information, page 7 of 8

FIVE STAR QUALITY CARE, INC.

OTHER OPERATING DATA(1)

(dollars in thousands, except average daily rate)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Number of senior living communities(2) (end of period):
Assisted and independent living communities, owned	31	27	31	27
Assisted and independent living communities, leased	153	152	153	152
Assisted and independent living communities, managed	25	10	25	10
Total number of assisted and independent living communities	209	189	209	189

Skilled nursing communities, leased	38	38	38	38

Total number of senior living communities	247	227	247	227

Number of senior living units (end of period):
Assisted and independent living communities, owned	2,954	2,413	2,954	2,413
Assisted and independent living communities, leased(3)	17,382	17,286	17,382	17,286
Assisted and independent living communities, managed (4)	3,738	934	3,738	934
Total number of assisted and independent living units	24,074	20,633	24,074	20,633

Skilled nursing communities, leased(5)	3,423	3,423	3,423	3,423

Total number of senior living units	27,497	24,056	27,497	24,056

Senior living revenues:
Assisted and independent living communities	$219,961	$209,189	$439,863	$414,608
Skilled nursing communities	54,750	53,811	107,859	108,834
Other(6)	3,365	2,387	6,574	4,599
Total senior living revenues	$278,076	$265,387	$554,296	$528,041

Senior living data(7) :
Assisted and independent living communities occupancy	86.3%	85.8%	86.5%	85.9%
Assisted and independent living communities ADR	$137.19	$140.65	$136.90	$141.05
Assisted and independent living communities ADR % change	-2.5%		-2.9%

Skilled nursing communities occupancy	80.9%	82.0%	81.2%	82.9%
Skilled nursing communities ADR	$215.79	$210.72	$212.30	$211.88
Skilled nursing communities ADR % change	2.4%		0.2%

Rehabilitation hospital data:
Rehabilitation hospital units	321	321	321	321
Rehabilitation hospital occupancy	59.8%	61.8%	60.1%	61.3%

(1)             Excludes data for institutional pharmacy operations and discontinued senior living operations.

(2)             Communities are categorized by the type of living units which constitute a majority of the total living units at the community.

(3)             Includes 2,046 skilled nursing units in communities where assisted living and independent living services are the predominant services provided for the three and six months ended June 30, 2012 and 2011.

(4)             Includes 71 skilled nursing units in communities where assisted and independent living services are the predominant services provided for the three and six months ended June 30, 2012 and 2011.

(5)             Includes 77 assisted living and independent living units in communities where skilled nursing services are the predominant services provided for the three and six months ended June 30, 2012 and 2011.

(6)             Other senior living revenues relates primarily to rehabilitation and other specialty service revenues provided at residential facilities and does not include revenues from institutional pharmacy or rehabilitation hospital operations.

(7)             Excludes data for managed communities.

Supplemental Information, page 8 of 8

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA excluding certain items are not financial measures determined according to U.S. generally accepted accounting principles, or GAAP.  We consider EBITDA and EBITDA excluding certain items to be meaningful disclosures because we believe that the presentation of these non-GAAP financial measures may help investors to gain a better understanding of changes in our operating results, and may also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis. These non-GAAP financial measures are used by management to evaluate our financial performance and for comparing our performance over time to the performance of our competitors. EBITDA and EBITDA excluding certain items as presented may not, however, be comparable to amounts calculated by other companies. This information should not be considered as an alternative to income from continuing operations, net income from continuing operations, net income or any other financial operating or performance measure established by GAAP.  The reconciliation of income from continuing operations to EBITDA and EBITDA excluding certain items is as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Income from continuing operations	$4,931	$5,987	$5,677	$11,896
Add: interest and other expense	1,605	870	3,031	1,371
Add: income tax expense	3,807	441	4,409	820
Add: depreciation and amortization	6,709	4,616	13,025	8,921
Less: interest and other income	(246)	(331)	(463)	(649)
EBITDA	16,806	11,583	25,679	22,359
Add: acquisition related costs	—	1,202	—	1,304
Less: gain on settlement	(3,365)	—	(3,365)	—
Less or Add: gain, or loss, as applicable on sale of investments in available for sale securities	—	(51)	1	(127)
EBITDA excluding certain items	$13,441	$12,734	$22,315	$23,536